Exhibit 99.1

Marketo Announces Revenue Growth of 64% for First Quarter 2014

SAN MATEO, Calif. — April 24, 2014 — Marketo (NASDAQ: MKTO), the leading provider of marketing software, today announced its first quarter 2014 financial results.

Highlights:

•                  Revenue increased 64% year over year to $32.3 million

•                  Deferred revenue increased 86% year over year to $45.6 million

•                  Customer count increased to 3,215

•                  Expanded globally to Japan in Joint Venture with Dentsu eMarketing One and Sunbridge Corporation

•                  Continued innovation with release of groundbreaking Real-Time Personalization application

“The first quarter was a great start to 2014 as we saw strong growth across the business, successfully integrated a strategic acquisition and established our presence in Japan,” said Phil Fernandez, Chairman and CEO of Marketo.  “We built on this momentum in early April with the introduction of our customer engagement platform, which completely changes the game for marketers everywhere.  Through our software, marketers for the first time have a single technology platform that enables them to plan, orchestrate, personalize and execute their entire marketing strategy. When paired with the more than 250 solutions now in our LaunchPoint ecosystem and a new strategic alliance with Acxiom, Marketo is continuing to set the agenda with the most innovative offering in the market.”

Results for the first quarter of 2014:

•                  Revenue: Revenue was $32.3 million, an increase of 64% over the prior year period and an increase of 15% from the quarter ended December 31, 2013.

•                  Deferred Revenue:  Deferred revenue at March 31, 2014 was $45.6 million, up 86% year over year from $24.5 million at March 31, 2013, and up 10% compared to the $41.4 million at December 31, 2013.

•                  Net Loss: GAAP net loss was $12.5 million, and GAAP net loss per common share, basic and diluted, was $(0.32). Non-GAAP net loss was $7.0 million, and non-GAAP net loss per common share, basic and diluted, was $(0.18). Non-GAAP net loss and non-GAAP net loss per share amounts exclude approximately $5.0 million in stock-based compensation expense and $484,000 of amortization of acquired intangible assets.  GAAP and non-GAAP net loss per common share calculations are based on 39.4 million weighted average common shares outstanding.

•                  Total Cash and Cash Equivalents: As of March 31, 2014, total cash and cash equivalents was $119.6 million.

Outlook

As of April 24, 2014, Marketo is initiating revenue and EPS guidance for its second quarter of 2014 and updating full year 2014 guidance.

For the second quarter of 2014, Marketo expects to report:

•                  Revenue in the range of $33 to $34 million

•                  GAAP net loss per share in the range of $(0.46) to $(0.48)

•                  Non-GAAP net loss per share in the range of $(0.30) to $(0.32), excluding stock-based compensation expenses of approximately $6.2 million, $471,000 of amortization of acquired intangible assets and assuming approximately 40.7 million weighted average common shares outstanding

For the full year 2014, Marketo expects to report:

•                  Revenue in the range of $138 to $141 million

•                  GAAP net loss per share in the range of $(1.65) to $(1.71)

•                  Non-GAAP net loss per share in the range of $(1.00) to $(1.06), excluding stock-based compensation expenses of approximately $24.7 million, $1.9 million of amortization of acquired intangible assets and assuming approximately 41.0 million weighted average common shares outstanding

Conference Call Information

Marketo will host a conference call and live webcast to discuss the financial results at 2:00 p.m. Pacific Time, 5:00 p.m. Eastern Time, today, Thursday, April 24, 2014. The conference call can be accessed by dialing 1-877-941-8416-, or 1-480-629-9808 (outside the U.S. and Canada).  A live webcast will be available on the Investor Relations page of the Marketo corporate website at www.marketo.com and via replay beginning approximately two hours after the completion of the call for 90 days.  An audio replay of the call will also be available by dialing 1-800-406-7325 or 1-303-590-3030 (outside the U.S. and Canada) and entering passcode 4677816#.

Use of Non-GAAP Financial Information

Marketo provides financial statements that are prepared in accordance with generally accepted accounting principles (GAAP). To help understand Marketo’s past financial performance and future results, Marketo has supplemented its financial results that it provides in accordance with GAAP with certain non-GAAP financial measures. The method Marketo uses to produce non-GAAP financial results is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.  Specifically, management is excluding the following items from its non-GAAP historic and estimated net loss and net loss per common share, basic and diluted:

• Stock-Based Compensation Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-

term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

• Amortization of Acquired Intangible Assets: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements. These forward-looking statements include general statements about our opportunities for growth and specific statements about our expected GAAP and non-GAAP financial results for the second quarter and the full year of 2014, including revenue, net loss, EPS, stock-based compensation expenses and amortization of acquired intangible assets. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties that could cause actual results to differ from the results predicted include, but are not limited to, risks associated with: possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; relationships with platform providers; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets; the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information about factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings the Company makes with the Securities and Exchange Commission from time to time.

Marketo assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

About Marketo: Marketing Software. Easy, Powerful, Complete.

Marketo (NASDAQ: MKTO) provides the leading marketing software for companies of all sizes to build and sustain engaging customer relationships. Spanning today’s digital, social, mobile and offline channels, Marketo’s® customer engagement platform powers a set of breakthrough applications to help marketers tackle all aspects of digital marketing from the planning and orchestration of marketing activities to the delivery of personalized interactions that can be optimized in real-time. Marketo’s applications are known for their ease-of-use, and are complemented by the Marketing Nation™, a thriving network of more than 250 third-party solutions through our LaunchPoint™ ecosystem and over 40,000 marketers who share and learn from each other to grow their collective marketing expertise. The result for modern marketers is unprecedented agility and superior results. Headquartered in San Mateo, CA with offices in Europe, Australia and a joint-venture in Japan, Marketo serves as a strategic marketing partner to more than 3,000 large enterprises and fast-growing small companies across a wide variety of industries. For more information, visit www.marketo.com.

Marketo, the Marketo logo, Marketing Nation and LaunchPoint are trademarks of Marketo, Inc. All other trademarks are the property of their respective owners.

IR Contact:

Erica Abrams
The Blueshirt Group for Marketo
415.217.5864
Erica@blueshirtgroup.com

PR Contact:

Stephanie Barnes
Marketo
415.722.0883
sbarnes@marketo.com

Source Marketo

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MARKETO, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$119,572	$128,299
Accounts receivable, net	25,240	26,946
Prepaid expenses and other current assets	6,874	3,218
Total current assets	151,686	158,463
Property and equipment, net	15,567	13,856
Goodwill	26,045	25,941
Intangible assets, net	6,768	7,095
Other assets	945	484
Total assets	$201,011	$205,839

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,964	$3,527
Accrued expenses and other current liabilities	13,488	23,055
Deferred revenue	45,606	41,356
Current portion of credit facility	2,564	2,187
Total current liabilities	65,622	70,125
Credit facility, net of current portion	4,702	5,372
Other long-term liabilities	1,812	1,900
Total liabilities	72,136	77,397

Redeemable non-controlling interests	1,572	—

Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	269,219	257,801
Accumulated other comprehensive income	150	198
Accumulated deficit	(142,070)	(129,561)
Total stockholders’ equity	127,303	128,442
Total liabilities, redeemable non-controlling interests and stockholders’ equity	$201,011	$205,839

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2014	2013

Revenue:
Subscription and support	$28,611	$17,555
Professional services and other	3,681	2,181
Total revenue	32,292	19,736
Cost of revenue (1):
Subscription and support	6,235	5,820
Professional services and other	4,841	2,618
Total cost of revenue	11,076	8,438
Gross profit:
Subscription and support	22,376	11,735
Professional services and other	(1,160)	(437)
Total gross profit	21,216	11,298
Operating expenses (1):
Research and development	7,131	4,996
Sales and marketing	20,368	12,318
General and administrative	6,192	3,427
Total operating expenses	33,691	20,741
Loss from operations	(12,475)	(9,443)
Other income (expense), net	(59)	(61)
Loss before provision for income taxes	(12,534)	(9,504)
Provision for income taxes	(14)	20
Net loss	(12,520)	(9,524)
Net loss attributable to redeemable non-controlling interests	11	—
Net loss attributable to Marketo	$(12,509)	$(9,524)

Net loss per share of common stock, basic and diluted	$(0.32)	$(2.99)
Shares used in computing net loss per share of common stock, basic and diluted	39,379	3,181

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended March 31,
	2014	2013

Cost of subscription and support revenue	$384	$63
Cost of professional services and other revenue	447	93
Research and development	1,079	210
Sales and marketing	1,779	230
General and administrative	1,318	405
Total stock-based compensation expense	$5,007	$1,001

MARKETO, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(12,520)	$(9,524)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,131	806
Stock-based compensation expense	5,007	1,001
Deferred income taxes	(74)	—
Changes in operating assets and liabilities:
Accounts receivable, net	1,709	(109)
Prepaid expenses and other current assets	(3,724)	(1,848)
Other assets	(393)	164
Accounts payable	44	1,924
Accrued expenses and other current liabilities	(9,628)	(1,296)
Deferred revenue	4,251	3,906
Other liabilities	(14)	71
Net cash used in operating activities	(13,211)	(4,905)
Cash flows from investing activities:
Purchase of property and equipment	(2,579)	(2,877)
Capitalized software development	(179)	—
Net cash used in investing activities	(2,758)	(2,877)
Cash flows from financing activities:
Proceeds from issuance of common stock upon exercise of stock options	2,518	490
Proceeds from issuance of common stock issued under employee stock purchase plan	3,384	—
Investment from redeemable non-controlling interests	1,953	—
Repurchase of unvested common stock from terminated employees	(23)	(2)
Withholding taxes remitted for the net share settlement of an equity award	(15)	—
Repayment of debt	(293)	—
Payment incurred for common stock registration related to acquisition	(155)	—
Payment of deferred initial public offering and follow-on offering costs	(104)	(794)
Net cash provided by (used in) financing activities	7,265	(306)
Effect of foreign exchange rate changes on cash and cash equivalents	(23)	17
Net decrease in cash and cash equivalents	(8,727)	(8,071)
Cash and cash equivalents — beginning of period	128,299	44,247
Cash and cash equivalents —end of period	$119,572	$36,176

MARKETO, INC.

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Marketo uses non-GAAP measures of operating loss, net loss and net loss per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Marketo’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States of America.

	Three Months Ended	Three Months Ended	Three Months Ended
	December 31, 2013	March 31, 2014	March 31, 2013
Revenue:
Subscription and support	$25,153	$28,611	$17,555
Professional services and other	3,018	3,681	2,181
Total Revenue	$28,171	$32,292	$19,736

Cost of revenue reconciliation:
GAAP Subscription and support	$6,295	$6,235	$5,820
Stock-based compensation	(179)	(384)	(63)
Amortization of acquired intangible assets	(95)	(285)	(57)
Non-GAAP subscription and support	$6,021	$5,566	$5,700

GAAP Professional services and other	$3,991	$4,841	$2,618
Stock-based compensation	(245)	(447)	(93)
Amortization of acquired intangible assets	—	—	—
Non-GAAP professional services and other	$3,746	$4,394	$2,525

Gross profit and gross margin reconciliation:
Non-GAAP subscription and support gross profit	$19,132	$23,045	$11,855
Non-GAAP professional services and other gross profit	(728)	(713)	(344)
Non-GAAP gross profit	$18,404	$22,332	$11,511
Non-GAAP subscription and support gross margin	76.1%	80.5%	67.5%
Non-GAAP professional services and other gross margin	-24.1%	-19.4%	-15.8%
Non-GAAP gross margin	65.3%	69.2%	58.3%

Operating expenses reconciliation:
GAAP Research and development	$6,402	$7,131	$4,996
Stock-based compensation	(479)	(1,079)	(210)
Amortization of acquired intangible assets	—	—	—
Non-GAAP research and development	$5,923	$6,052	$4,786
As a % of total revenues, non-GAAP	21.0%	18.7%	24.3%

GAAP Sales and marketing	$19,719	$20,368	$12,318
Stock-based compensation	(647)	(1,779)	(230)
Amortization of acquired intangible assets	(52)	(153)	(43)
Non-GAAP sales and marketing	$19,020	$18,436	$12,045
As a % of total revenues, non-GAAP	67.5%	57.1%	61.0%

GAAP General and administrative	$6,996	$6,192	$3,427
Stock-based compensation	(885)	(1,318)	(405)
Amortization of acquired intangible assets	(29)	(46)	(25)
Litigation settlement	(950)	—	—
Acquisition related costs	(734)	—	—
Non-GAAP general and administrative	$4,398	$4,828	$2,997
As a % of total revenues, non-GAAP	15.6%	15.0%	15.2%

Loss from operations reconciliation:
GAAP loss from operations	$(15,232)	$(12,475)	$(9,443)
Stock-based compensation	2,435	5,007	1,001
Amortization of acquired intangible assets	176	484	125
Litigation settlement	950	—	—
Acquisition related costs	734	—	—
Non-GAAP loss from operations	$(10,937)	$(6,984)	$(8,317)

Net loss reconciliation:
GAAP Net loss attributable to Marketo	$(15,495)	$(12,509)	$(9,524)
Stock-based compensation	2,435	5,007	1,001
Amortization of acquired intangible assets	176	484	125
Litigation settlement	950	—	—
Acquisition related costs	734	—	—
Non-GAAP Net loss attributable to Marketo	$(11,200)	$(7,018)	$(8,398)

Basic and diluted net loss per share
GAAP	$(0.41)	$(0.32)	$(2.99)
Non-GAAP	$(0.29)	$(0.18)	$(2.64)

Shares used to compute basic and diluted GAAP and Non-GAAP net loss per share	38,257	39,379	3,181